Harbin Electric Announces Common Stock Private Placement

Harbin, China, June 26, 2008 – Harbin Electric, Inc., (“Harbin Electric” or the “Company”, NASDAQ: HRBN), a market leader in customized linear motors, motor/controller automation systems, automobile specialty micro-motors, and other special motors, today announced that it has successfully placed 3,500,000 of its common stock at a price of $14.13 per share with certain institutional investors pursuant to a Securities Purchase Agreement dated June 24, 2008.

The gross proceeds from this private placement amounts to $49,455,000. The funds are expected to be used by the Company for working capital and general corporate purposes, including the financing of the recently announced acquisition of an industrial rotary motor business. The Company expects to sign the definitive acquisition agreement within the next 10 business days and complete the acquisition as soon as practically possible.

William Blair & Company, L.L.C. and ROTH Capital Partners, L.L.C. acted as the Company’s placement agents.

“We are very pleased to have successfully raised equity capital from a high-quality group of institutional investors despite difficult and volatile market conditions.” Mr. Tianfu Yang, Chairman and CEO of Harbin Electric said. “Our ability to attract new sophisticated institutional investors reflects these investors’ recognition of our leadership position in the electric motor industry, particularly in specialty electric motors, their faith in our strategic vision and execution as well as their confidence in our ability to continuously deliver growth and create shareholder value.”

The shares of common stock issued in this private placement have not been registered with the Securities and Exchange Commission (the “SEC”) or the securities commission of any state under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Harbin Electric has agreed to file a registration statement with the SEC covering the resale by the investors of the privately placed common stock.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation of sale would be unlawful prior to registration of qualification under the securities laws of such jurisdiction.

About Harbin Electric, Inc.:

Harbin Electric, headquartered in Harbin, China, is a market leader in linear motors, motor/controller automation systems, automobile specialty micro-motors, and other special motors. It is the first and, to our knowledge, the only Chinese company to provide product development and integrated production tailored to customer applications in this industry. The Company takes pride in its environmental and social policies. The Company believes that it provides its customers with energy-efficient products and its employees with a family-friendly work environment, based on competitive compensation and humane work schedules.

A strong focus of Harbin Electric is its emphasis on technology, innovation and creativity, based on a strong research and development capabilities. It recruits talent worldwide and through collaboration with top scientific institutions. Its ISO-certified manufacturing facility is equipped with state-of-the-art production lines and quality control systems to ensure product quality.

China’s rapidly-expanding economy and governmental policies supporting the industry have provided a strong growth platform for the Company. To learn more about Harbin Electric, visit http://www.harbinelectric.com.

Safe Harbor Statement

The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its quarterly report on Form 10-Q for the quarter ended March 31, 2008. The Company does not undertake any obligation to update forward-looking statements contained in the press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company’s future performance, operations and products.

For investor and media inquiries, please contact:

In China
Harbin Electric, Inc.
Tel: 86-451-8611-6757
E-mail: MainlandIR@Tech-full.com

In the U.S.
Christy Shue
Harbin Electric, Inc.
Executive VP, Finance & Investor Relations
Tel: 631-312-8612
E-mail:cshue@HarbinElectric.com

Kathy Li
Investor Relations
Christensen
Tel: 212-618-1978
E-mail: kli@ChristensenIR.com

  Source: Harbin Electric Inc.